OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ELECTRIC CITY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1280 Landmeier Road
Elk Grove Village, Illinois 60007
March 31, 2005
Dear Fellow Stockholder:
      On behalf of the Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, May 4, 2005 at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007. The formal notice of the Annual Meeting appears on the following page.
      The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.
      Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may revoke your proxy and personally cast your vote.
      We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.
Sincerely,
Electric City Corp.
John P. Mitola
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held May 4, 2005
NOMINEES FOR DIRECTOR
DIRECTORS APPOINTED AND ELECTED BY THE HOLDERS OF OUR SERIES E CONVERTIBLE PREFERRED STOCK
DIRECTORS APPOINTED AND ELECTED BY THE HOLDERS OF OUR SERIES E CONVERTIBLE PREFERRED STOCK
PROPOSAL 2. PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK AND AUTHORIZED COMMON STOCK
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMMON STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
MISCELLANEOUS AND OTHER MATTERS

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 4, 2005

To the Stockholders of
          Electric City Corp.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electric City Corp. will be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Wednesday, May 4, 2005, for the following purposes:

1.	To elect six directors to our Board of Directors;

2.	To amend our Certificate of incorporation to increase our authorized capital stock and authorized Common Stock; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 7, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
      The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Robert J. Manning
Chairman of the Board of Directors
Elk Grove Village, Illinois
March 31, 2005

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, May 4, 2005

       This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of Electric City Corp., a Delaware corporation (“Electric City” or the “Company”), for use at our Annual Meeting of Stockholders to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Wednesday, May 4, 2005, and any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 14, 2005.
Solicitation
      The cost of this proxy solicitation will be borne by Electric City. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, Electric City and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.
Record Date and Outstanding Shares
      Our Board of Directors fixed the close of business on March 7, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had 41,762,610 shares of Common Stock and 223,252 shares of Preferred Stock with voting rights as to certain matters outstanding. Each outstanding share of Common Stock on such date is entitled to one vote on each matter to be voted on at the Annual Meeting, and each outstanding share of Series E Convertible Preferred Stock is entitled to one hundred votes on each matter, other than the election of directors, to be voted at the Annual Meeting.
Required Vote
      The affirmative vote of a majority of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors. Stockholders will not be allowed to cumulate their votes in the election of directors.
Quorum; Abstentions and Broker Non-Votes
      The required quorum for transaction of business at the Annual Meeting will be a majority of the total votes of the shares of Common Stock and Preferred Stock issued and outstanding as of the record date, except that for purposes of electing directors the required quorum will be a majority of the total votes of the shares of Common Stock issued and outstanding as of the record date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the

Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the vote for the election of directors.
Voting of Proxies; Revocability of Proxies
      Our Board of Directors selected Jeffrey R. Mistarz and Denis Enberg, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxy. Mr. Mistarz is our executive vice president, chief financial officer, treasurer and assistant secretary and Mr. Enberg is our senior vice president of engineering. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement. Members of the Company’s management intend to vote their shares in favor of each of the proposals.
      You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
Annual Report to Stockholders
      We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the fiscal year ended December 31, 2004, which contains financial and other information pertaining to us.

PROPOSAL 1
ELECTION OF DIRECTORS
      At the Annual Meeting, six nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2006 Annual Meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.
      The number of directors has been set at 12 by resolution of the Board. On September 7, 2001, we closed on an issuance of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) with certain investors. With respect to this issuance, we entered into a Stockholders Agreement with the investors that provided (among other things) the investors the right to elect up to (i) four directors for so long as at least 800,000 shares of Series A Preferred Stock were outstanding, (ii) three directors for so long as at least 600,000 but less than 800,000 shares of Series A Preferred Stock were outstanding, (iii) two directors for so long as at least 400,000 but less than 600,000 shares of Series A Preferred Stock were outstanding and (iv) one director for so long as at least 200,000 but less than 400,000 shares of Series A Preferred Stock were outstanding.
      On June 4, 2002, we closed on an issuance of Series C Convertible Preferred Stock with an individual and amended the Stockholders Agreement to include the Series C Preferred Stockholder’s participation in the Stockholders Agreement. Shares of Series C Preferred Stock were included with the Series A Preferred Stock in determining the number of directors the holders thereof could elect.
      On June 27, 2003, we closed on an issuance of our Series D Convertible Preferred Stock with a group of investors. These holders did not have a right to vote with the Series A Preferred Stock and Series C Preferred Stock in choosing directors.
      On March 19, 2004, we entered into a Redemption and Exchange Agreement with the holders of our outstanding Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the “Existing Preferred Stock”) under which we agreed to redeem 538,462 shares of Existing Preferred Stock (the “Redemption”) and to exchange shares of our newly authorized Series E Convertible Preferred Stock (the “Series E Preferred”) for all remaining outstanding shares of Existing Preferred Stock on a 1 for 10 basis (one share of Series E Preferred exchanged for 10 shares of Existing Preferred Stock). As a result, the only Preferred Stock now outstanding are shares of Series E Preferred Stock. The holders of the Series E Preferred Stock have the right to elect up to (i) four directors for so long as at least 90,000 shares of Series E Preferred Stock are outstanding, (ii) three directors for so long as at least 65,000 but less than 90,000 shares of Series E Preferred Stock are outstanding, (iii) two directors for so long as at least 45,000 but less than 65,000 shares of Series E Preferred Stock are outstanding and (iv) one director for so long as at least 20,000 but less than 45,000 shares of Series E Preferred Stock are outstanding. If less than 20,000 shares of Series E Preferred Stock are outstanding, unless otherwise provided by law, each holder of record of Series E Convertible Preferred Stock has the right to vote on an as-converted basis together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including the election of directors.
      On March 25, 2005, the preferred stockholders held 222,595 shares of the Series E Preferred Stock. Accordingly, the holders of the Series E Preferred Stock are entitled to elect up to four directors (out of 12) to our board. Except for the election of directors nominated by our Board of Directors for election, holders of the Series E Preferred Stock are entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote.

NOMINEES FOR DIRECTOR
      The following table presents the names of the nominees for the office of director, as well as certain information about them. As of the date of this filing, the Board of Directors has not nominated any individuals for the two vacant director positions, because it has not identified additional qualified candidates who are willing to serve. Proxies can not be voted for a greater number of persons than the number of nominees named.

			Served as
Name	Age	Position Held with the Company	Director Since

John P. Mitola	40	Chief Executive Officer and Director	1999
Robert J. Manning	62	Chairman of the Board of Directors and Director(2)(3)	2000
David R. Asplund	47	Director(3)	2002
John C. Bukovski	62	Director(1)	2004
Gerald A. Pientka	49	Director(1)(2)	2000
Michael S. Stelter	48	Director	1998

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee.
DIRECTORS APPOINTED AND ELECTED BY THE HOLDERS OF OUR
SERIES E CONVERTIBLE PREFERRED STOCK
      The following table presents the name of the director appointed and elected by the holders of our Series E Preferred Stock, as well as certain information about him. This information, as well as the informational disclosures regarding him, is presented for information purposes only. The Series E Preferred holders are entitled to appoint and elect three additional directors (for a total of 4 directors) which positions are vacant as of March 25, 2005.

			Served as
Name	Age	Position Held with the Company	Director Since

David W. Valentine	35	Director(3)	2004

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee.
Nominees for Election
      John P. Mitola has been one of our directors since November 1999 and has been our chief executive officer since January 2000. From August 1993 until joining us, Mr. Mitola was with Unicom Thermal Technologies (now Exelon Thermal Technologies), Unicom (now Exelon) Corporation’s largest (at that time) unregulated subsidiary, serving most recently as vice president and general manager. Mr. Mitola led the growth of Unicom Thermal through the development of Unicom Thermal’s Northwindtm ice technology and through thermal energy joint ventures between Unicom Thermal and several leading electric utility companies across North America. Prior to his appointment at Unicom Thermal, Mr. Mitola was director of business development for Commonwealth Edison Company, the local electric utility serving Chicago, Illinois and the northern Illinois region. Since April 2003, Mr. Mitola has also served as the chairman of the Illinois State Toll Highway Authority, appointed by the Governor of Illinois.
      David R. Asplund was nominated to our Board of Directors during June 2002. Mr. Asplund is, and has been, the founder and President of Delano Group Securities, LLC since October 1999. From March 1995 through October 1999, Mr. Asplund was employed by Bear, Stearns and Company, Inc., serving as a Senior Managing Director from July 1997 until October 1999.
      John C. Bukovski has been one of our directors since January 2004. From January 1992 until his retirement in January 2002, Mr. Bukovski was the Senior Vice President and Chief Financial Officer of Commonwealth Edison Company, the largest subsidiary of Unicom (now Exelon) Corporation. During his thirty-seven year career with Commonwealth Edison Mr. Bukovski held a variety of management positions within the company. During the 1990’s Mr. Bukovski served on the Board of Directors of Northwestern Memorial Hospital in Chicago, Illinois.
      Robert J. Manning has been one of our directors since May 2000 and Chairman of our Board of Directors since January 2001. Mr. Manning is a co-founder and a member of Groupe Manning LLC. From April 1997 until his retirement in January 2000, Mr. Manning served as executive vice president of Unicom (now Exelon) Corporation and its largest subsidiary, Commonwealth Edison Company, where his responsibilities included managing the sale of Commonwealth Edison’s fossil generating fleet. During his thirty-five year career at Unicom, Mr. Manning was involved in all aspects of electric generation, consumer service and transmission and distribution operations.
      Gerald A. Pientka has been one of our directors since May 2000. Mr. Pientka is currently, and has been since September 2003, a Principal of Verus Partners, a real estate development company located in Chicago, Illinois. Prior to this, from May 1999 through March 2003, Mr. Pientka was President of Higgins Development Partners, LLC (the successor to Walsh, Higgins & Company), a national real estate development company controlled by the Pritzker family interests. From May 1992 until May 1999, Mr. Pientka served as President of Walsh, Higgins & Company. Mr. Pientka is also a member of Leaf Mountain Company, LLC, which is a holder of shares of our Series E Convertible Preferred Stock.
      Michael S. Stelter is one of our co-founders and has been one of our directors since our incorporation in June 1998. Currently, Mr. Stelter is the President and owner of Switchboard Distribution Systems LLC and a part owner of Switchboard Apparatus, Inc., which was divested by Electric City effective May 31, 2003. Since joining our organization in December 1997, through May 2003 Mr. Stelter served as our Vice President of Switchgear Sales. Mr. Stelter was our Corporate Secretary from June 1998 until October 2000. From 1986 until May 1999, Mr. Stelter served as Vice President of Marino Electric.
DIRECTORS APPOINTED AND ELECTED BY THE HOLDERS OF OUR
SERIES E CONVERTIBLE PREFERRED STOCK
      David W. Valentine has been one of our directors since May 2004 and is an appointee of the holders of our Series E Convertible Preferred Stock. Mr. Valentine is currently the President of KVG Partners LLC, a private equity firm. From March 2000 to March 2004, Mr. Valentine was the Global Head of Debt Private Placements at UBS Investment Bank. From March 1998 to March 2000, he served as an Associate Director at Nesbitt Burns Securities Inc. in the Debt Capital Markets, and from August 1996 to March 1998 he was an Assistant Vice President of ABN Amro in its capital markets area.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THE ELECTION OF ALL OF THE NOMINEES FOR THE OFFICE OF DIRECTOR.
PROPOSAL 2.
PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK AND AUTHORIZED COMMON STOCK
      The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase our authorized number of shares of capital stock from 125,000,000 to 205,000,000 and our authorized number of shares of Common Stock from 120,000,000 to 200,000,000. No changes will be made to the number of authorized shares of our preferred stock, which is 5,000,000. If approved, the first sentence of Article 4 of our Certificate of Incorporation will be amended in its entirety to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is 205,000,000, consisting of 200,000,000 shares of Common Stock, with a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share (hereinafter, the “Capital Stock”).”
      As of March 25, 2005, we had (1) 41,828,310 shares of Common Stock issued and outstanding, (2) 22,259,500 shares of Common Stock reserved for conversion of Series E Convertible Preferred Stock (including shares of Series E Convertible Preferred Stock issued to date as payment for dividends), (3) 11,277,015 shares of Common Stock reserved for issuance upon the exercise of outstanding options, (4) 11,334,867 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, (5) 2,274,756 shares of Common Stock reserved for issuance upon conversion of a convertible term note and a convertible revolving note and (6) 5,988,000 shares of Common Stock reserved for issuance upon conversion of shares of Series E Convertible Preferred Stock that may be issued during the next fours years as dividends on the Series E Convertible Preferred Stock.
      As of March 25, 2005, we had (1) 222,595 shares of Series E Preferred Stock outstanding (which shares of preferred stock are convertible into 22,259,500 shares of Common Stock, which shares of Common Stock are included in the preceding paragraph).
      The Company’s common stock does not have pre-emptive rights. Therefore, shares of Common Stock may be issued upon approval of the Board of Directors without affording any of our Common Stock holders the opportunity to acquire any of the shares to be issued.
Purpose and Reasons for the Amendment
      The purpose of the proposed amendment to our Certificate of Incorporation is to increase the number of authorized shares of Common Stock to 200,000,000 shares, and thus to increase our authorized capital stock to 205,000,000 shares, principally to provide sufficient authorized Common Stock for general corporate purposes, including issuances for possible future acquisitions, possible future equity financings and pursuant to stock incentive plans for employees, officers and directors. On March 1, 2005, we entered into a letter of intent with respect to a potential acquisition. Adoption of the proposed amendment is not necessary for us to proceed with that transaction.
Principal Effects of the Amendment
      The additional shares of Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.
      Shares of our Common Stock, including the additional shares that will be authorized if the proposed amendment is adopted, may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine without further approval of the stockholders.
      The additional shares of Common Stock that would become available for issuance if the proposed amendment is adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could adopt a “poison pill” that would, under some circumstances related to an acquisition of shares not approved by the Board of Directors, give some holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common

Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized Common Stock has been prompted by our desire to make available additional shares of Common Stock for issuances for possible future acquisitions, possible future equity financings and pursuant to stock incentive plans for employees, officers and directors, and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Vote Required
      The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock (including, for this purpose, shares of Series E Preferred Stock on an “as-converted” basis) will be required to approve this proposal to amend our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as votes “against” the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED CAPITAL STOCK AND AUTHORIZED COMMON STOCK.
Director Attendance
      During the fiscal year ended December 31, 2004, the Board of Directors held seven formal meetings. In addition, there were six meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of our Governance and Nominating Committee. During 2004, all members of the Board of Directors attended at least 75% of the total of all board meetings and applicable committee meetings except Mr. Brace, who attended 60% of such meetings he was eligible to attend. Mr. Brace resigned from the Board effective October 19, 2004. We encourage our Board members to attend our Annual Meeting, but we do not have a formal policy requiring attendance. All but two of our Board members attended last year’s Annual Meeting.
Compensation of Directors
      Effective April 1, 2000, the Company adopted a stock option plan for all non-employee directors, which is separate and distinct from the 2001 Stock Incentive Plan described under “Stock Options and Incentive Compensation”. The directors’ stock option plan provides that eligible directors receive an initial option grant upon being appointed to our Board of Directors to purchase 75,000 shares of our Common Stock, and a grant of options to purchase an additional 25,000 shares on each anniversary of their appointment to the Board if they are still a member of the Board of Directors on such anniversary date. These options have an exercise price equal to the greater of the closing price of our Common Stock on the grant date, or $1.00, and a term of ten years. The options vest in three equal amounts, beginning on the grant date and on each of the next two anniversaries of the grant date, if the individual is still a member of the Board of Directors on each such anniversary date.
      The Company granted options to purchase 375,000 shares under the directors’ stock option plan during 2004, and options to purchase 1,341,669 shares were outstanding under this plan as of December 31, 2004.
      Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company, in addition to stock options, are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at the meetings.
Committees of the Board of Directors
      The Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.

      The Audit Committee, which is composed entirely of non-employee, independent directors, held six meetings during 2004. Each of the members of the Audit Committee attended at least 75% of the meetings of the Committee held in 2004. The Audit Committee meets periodically and separately in executive sessions with management and the independent auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to accounting, auditing, and financial reporting matters of the Company, except when such powers are by statute or the Certificate of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditors. Among other duties, the Audit Committee:

•	selects the independent auditors;

•	pre-approves all audit and non-audit services provided to the Company by the independent auditors;

•	monitors the independence of the independent auditors;

•	reviews and approves:

•	the scope and timing of work to be performed by the independent auditors

•	compensation to be paid to the independent auditors

•	financial accounting and reporting principles used by the Company

•	results of the audit and the report of the independent auditors

•	transactions involving the Company and its officers, directors, affiliates and significant stockholders

•	discusses the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors;

•	considers allegations made, if any, of possible financial fraud or other financial improprieties; and

•	prepares an Audit Committee report as required by the SEC to be in this proxy statement
      The Audit Committee’s current members are directors Robert Wagner, Jr. (Committee Chairman) John Bukovski and Gerald Pientka. Our Board of Directors has determined that Mr. Bukovski qualifies as an “Audit Committee financial expert” as defined in Item 401(h) of SEC Regulation S-K. The Board also believes that Messrs. Bukovski, Pientka and Wagner are independent directors as defined by Section 121(A) of The American Stock Exchange listing standards. The Board of Directors adopted an Audit Committee Charter effective April 19, 2000, which was amended effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee. A copy of the Audit Committee’s charter is available on our website (www.elccorp.com) under the heading “Investors & Media” and subheading “Corporate Governance.” Mr. Wagner is not standing for election to the Board of Directors at this Annual Meeting and will no longer be a director after the meeting.
      The Compensation Committee, which is composed of Robert Wagner, Jr. (Committee Chairman), Robert Manning, and Gerald Pientka, was formed on January 31, 2001 upon the Board of Directors’ adoption of a Compensation Committee Charter. The Compensation Committee held one meeting during 2004 which was attended by all members. The Compensation Committee’s responsibilities are to:

•	review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company’s senior executives;

•	review executive compensation programs and the administration thereof;

•	plan for executive development and succession;

•	review expense accounts and fringe benefits of executive management;

•	administer the Company’s stock option and stock incentive programs; and

•	review and recommend to the Board of Directors, the compensation of members of the Board of Directors.
      The Governance and Nominating Committee, which is composed of Robert Manning (Committee Chairman), David Asplund, and David Valentine, was formed on April 7, 2004 upon the Board of Directors’ adoption of a Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee’s charter is available on our website (www.elccorp.com) under the heading “Investors & Media” and subheading “Corporate Governance.” The Board believes that Messrs. Asplund, Manning and Valentine are independent directors as defined by Section 121(A) of The American Stock Exchange listing standards. Prior to the establishment of the Governance and Nominating Committee, the recruitment and selection of candidates for Board of Directors was handled by the Compensation Committee. The Governance and Nominating Committee held one meeting in 2004. The Governance and Nominating Committee’s responsibilities are to:

•	develop and recommend to the Board of Directors policies and processes designed to provide for effective and efficient governance;

•	plan Board education activities, including new member orientation;

•	evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the Board concerning such matters;

•	seek and evaluate qualified individuals to become directors;

•	evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the Board concerning such matters; and

•	assess the performance of the Board of Directors.
Selection of Board Nominees
      Our Governance and Nominating Committee is responsible for identifying and evaluating Board candidates using one or more informal processes deemed appropriate for the circumstances. All of our directors and executive officers play a significant role in bringing potential candidates to the attention of the Committee. Last year, Mr. Asplund recommended David Valentine to the Committee. Mr. Valentine became a member of the Board on May 26, 2004, elected by the holders of the Series E Preferred. A determination of whether to pursue discussions with a particular individual will be made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and relevant business experience and to be committed to representing the long-term interests of all stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.
      Once appropriate candidates have been identified, the Committee will recommend nominations to our Board. Our Governance and Nominating Committee has not adopted a policy or procedure for the consideration of director candidates recommended by stockholders. Our Board does not recall an instance in which a stockholder (other than a stockholder serving as an officer or director) has recommended a director candidate; however the Governance and Nominations Committee will consider all timely stockholder recommendations. For the 2006 Annual Meeting of Stockholders, nominations may be submitted to the Corporate Secretary, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, IL 60007-2410, which will forward them to the Chairman of the Governance and Nominating Committee. Recommendations must be in writing, must specify the candidate’s qualifications for serving as a director and must be received by the

Company not later than February 1, 2006, in order for nominees to be considered for election at our 2006 Annual Meeting of Stockholders.
Stockholder Communications with the Board of Directors
      The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with directors on matters relevant to the Company. In addition, stockholders may, at any time, communicate with any of the Company’s directors by sending a written communication to such director c/o the Company’s Secretary at 1280 Landmeier Road, Elk Grove Village, IL 60007-2410.
      All communications by stockholders or other interested parties addressed to the Board will be sent directly to Board members. While the Company’s Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management Directors unless there is instruction from them to “filter” such communications (and in such event, any communication that has been filtered out will be made available to any non-management director who wishes to review it).
Proposals of Stockholders for Next Year’s Meeting
      Stockholders may present proper proposals for inclusion in the proxy statement for our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy statement for our next annual meeting, stockholder proposals must be received by us no later than December 30, 2005, and must otherwise comply with the requirements of the applicable SEC rules. Notice of intention to present proposals at next year’s annual meeting must be addressed to Corporate Secretary, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007. Any Stockholder proposal to be considered at our 2006 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted to the Company’s Corporate Secretary by February 13, 2006, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to stockholder proposals submitted prior to February 13, 2006, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.
Code of Conduct and Business Ethics
      The Company has a Code of Conduct and Business Ethics which is applicable to all of the Company’s officers, directors and employees. The Code of Ethics is available on our website (www.elccorp.com) under the heading “Investors & Media” and subheading “Corporate Governance.” We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer and principal financial officer at this location on our website.
EXECUTIVE OFFICERS
      The table below identifies our only executive officer who is not identified in the table under “Nominees For Director.”

Name	Age	Position Held with the Company

Jeffrey R. Mistarz	46	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
      Jeffrey R. Mistarz has been our chief financial officer since January 2000, our treasurer since October 2000, an executive vice president since November 2002 and our assistant secretary since February 2003. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now JPMorgan Chase & Co.) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following tables list certain information, as of March 25, 2005, regarding the beneficial ownership of our outstanding Common Stock by (1) each of our directors and named executive officers, (2) the persons known to us to beneficially own greater than 5% of each class of our voting securities and (3) our directors and executive officers, as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.
Common Stock

			Common
			Shares	Common		Common
			Issuable Upon	Shares		Shares
	Common		Conversion of	Issuable upon		Issuable upon
	Shares		Preferred	Exercise of		Exercise of
Name	Directly Held		Stock(1)	Warrants		Options(2)		Total	%

Directors, Executive Officers and 5% Holders
David Asplund	58,086		323,900	107,173	(3)	108,334		597,493	1.410%
John Bukovski	—		—	—		50,000		25,000	*
Cinergy Ventures II(4)	73,199		3,261,900	684,375		83,334	(5)	4,102,808	8.947%
Columbia Acorn Trust(6)	2,500,000		—	—		—		2,500,000	5.977%
DYDX Consulting LLC(7)	2,491,954	(8)	—	—		947,546	(9)	3,439,500	8.041%
Richard P. Kiphart(10)	563,594		8,142,500	1,127,928		—		9,834,022	19.245%
Nikolas Konstant	2,491,954	(8)	—	—		947,546	(9)	3,439,500	8.041%
Leaf Mountain Company, LLC(11)	183,222		1,843,700	421,875		—		2,448,797	5.554%
Robert J. Manning	2,000		—	—		166,667		168,667	*
Joseph C. Marino	5,777,516	(12)	—	—		2,150,000	(13)	7,927,516	18.026%
Jeffrey R. Mistarz	14,200		—	—		466,667		480,867	1.137%
John P. Mitola	19,750	(14)	—	—		2,150,000		1,519,750	3.508%
CIT Capital Securities, Inc.(15)	—		—	4,064,830	(16)	—		4,064,830	8.857%
Newcourt Capital USA, Inc.(15)	—		—	4,064,830	(16)	—		4,064,830	8.857%
Gerald A. Pientka(17)	22,000		—	—		166,667		188,667	*
Pino Manufacturing, LLC(12)	5,386,852		—	—		1,700,000		7,086,852	16.281%
Security Benefit Group (18)	6,079,000		—	1,750,000		—		7,829,000	17,965%
Michael S. Stelter	1,044,252		—	65,000		33,334		1,142,586	2.725%
David W. Valentine	—		133,300	—		50,000		183,300	*
Robert D. Wagner, Jr.	—		—	—		125,000		125,000	*
All directors and executive officers as a group (9 persons)**	1,160,288		457,200	172,173		2,666,669		4,456,330	9.892%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

Series E Convertible Preferred Stock(19)

	Series E Shares
Name	Directly Held	% of Class

Directors, Executive Officers and 5% Holders
David Asplund	3,239	1.455%
Augustine Fund, L.P.(20)	16,881	7.584%
John Bukovski	—	—
Cinergy Ventures II(4)	32,619	14.654%
Robert L. Gipson(21)	17,501	7.862%
Richard P. Kiphart(11)	81,425	36.580%
Leaf Mountain Company, LLC(11)	18,437	8.283%
Robert J. Manning	—	—
Jeffrey R. Mistarz	—	—
John P. Mitola	—	—
Nikolaos D. Monoyios(22)	17,501	7.862%
Gerald A. Pientka(17)	—-	—
SF Capital Partners Ltd.	25,140	11.294%
Michael S. Stelter	—	—
David W. Valentine	1,333	*
Robert D. Wagner, Jr.	—	—
All directors and executive officers as a group (9 persons)**	3,239	1.455%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

(1)	Represents shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock.

(2)	Represents options to purchase Common Stock exercisable within 60 days.

(3)	Includes warrants to purchase Common Stock held by Delano Group Securities, LLC, of which Mr. Asplund is the President and principal owner.

(4)	Cinergy Technologies, Inc. is a wholly-owned subsidiary of Cinergy Corp. and is also the sole member of Cinergy Ventures II, LLC. The business address of Cinergy Ventures II, LLC is 139 East Fourth Street, Cincinnati, Ohio 45202.

(5)	The business address of Columbia Acorn Trust is 227 West Monroe, Suite 3000, Chicago, Illinois 60606.

(6)	Reflects stock options awarded pursuant to the Directors’ Stock Option Program to former directors of the Company who were employees of Cinergy Ventures II, LLC , The policies of Cinergy Ventures II provide that director compensation be paid to the Cinergy Ventures II rather than to the individual.

(7)	The business address of DYDX Consulting, LLC (“DYDX”) is 221 N. LaSalle Street, Suite 3900, Chicago, Illinois 60601.

(8)	Includes 2,491,954 shares of Common Stock held of record by DYDX. Mr. Konstant holds a 100% membership interest in DYDX and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by DYDX and, therefore, is deemed to be the beneficial owner of these shares.

(9)	Includes options to acquire 947,546 shares of Common Stock at $1.10 per share held by DYDX.

(10)	The business address of Mr. Kiphart is c/o William Blair & Company, LLC, 222 W. Adams Street, Chicago, Illinois 60606.

(11)	The business address of Leaf Mountain Company, LLC is 190 South LaSalle Street, Suite 1700, Chicago, IL 60603.

(12)	Includes 6,224,352 shares of Common Stock held of record by Pino Manufacturing, LLC (“Pino”). Mr. Marino holds a 100% membership interest in Pino and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by Pino and, therefore, is deemed to be the beneficial owner of these shares. The business address for Pino is 49 Marguerite Dr., Rancho Palos Verdes, CA 90275.

(13)	Includes options to acquire 1,700,000 shares of Common Stock at $1.10 per share held by Pino. In addition, Mr. Marino holds options to acquire 450,000 shares of Common Stock at $3.50 per share, which he received as our Chairman prior to his resignation in December 2000.

(14)	In December 2002, Mr. Mitola gifted approximately 40,000 shares of Common Stock to his wife and children now held in accounts in which Mr. Mitola does not own or control.

(15)	CIT Capital Securities, Inc. (formerly named Newcourt Capital Securities, Inc.) is a wholly owned subsidiary of Newcourt Capital USA, Inc. Accordingly, Newcourt Capital USA is deemed to be the beneficial owner of shares held by CIT Capital Securities. The business address of Newcourt Capital USA, Inc. is 1211 Avenue of the Americas, 22nd Floor, New York, New York 10036.

(16)	Includes warrants to acquire 3,314,830 shares of Common Stock at an initial exercise price of $1.00 per share held by CIT Capital Securities, Inc.

(17)	Mr. Gerald Pientka, who is one of our directors, is also a member of Leaf Mountain Company, LLC.

(18)	The business address of Augustine Fund, L.P. is 141 West Jackson Blvd., Suite 2182, Chicago, Illinois 60604.

(19)	The Series E Convertible Preferred Stock has the right to elect up to four directors depending on the number of shares of Series E Convertible Preferred Stock outstanding at any time (as adjusted for stock splits, stock combinations and the like) as follows:

•	for so long as at least 90,000 shares of Series E Convertible Preferred Stock are outstanding, holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect four directors;

•	for so long as at least 65,000 but less than 90,000 shares of Series E Convertible Preferred Stock are outstanding, holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect three directors;

•	for so long as at least 45,000 but less than 65,000 shares of Series E Convertible Preferred Stock are outstanding, the holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect two directors; and

•	for so long as at least 20,000 but less than 45,000 shares of Series E Convertible Preferred Stock are outstanding, the holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect one director.

Except for the election of directors or as otherwise provided by law, the Series E Convertible Preferred Stock is entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote. However, if less than 20,000 shares of Series E Convertible Preferred Stock are outstanding, unless otherwise provided by law, each holder of record of Series E Convertible Preferred Stock has the right to vote on an as-converted basis together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including the election of directors.

Our Board of Directors has fixed by resolution the number of directors at 12. As of February 29, 2004, the holders of our Series E Convertible Preferred Stock had appointed one of the four directors they are entitled to appoint. At our Annual Meeting of Stockholders held on May 26, 2004, our six director nominees were elected by a majority of the votes cast. There are currently five vacancies on our Board of Directors, of which three are reserved for appointment by the holders of our Series E Convertible Preferred Stock.

Holders of Series E Convertible Preferred Stock also have the following approval rights with respect to certain actions of the Company:

•	For so long as any shares of Series E Convertible Preferred Stock are outstanding we cannot, without approval of at least 75% of the shares of Series E Convertible Preferred Stock then outstanding:

•	enter into any agreement that would restrict our ability to perform under the Series E Securities Redemption and Exchange Agreement;

•	amend our Certificate of Incorporation or bylaws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series E Convertible Preferred Stock;

•	engage in any transaction that would impair or reduce the rights, powers or preferences of the Series E Convertible Preferred Stock as a class;

•	sell control of the Company or sell all or substantially all of the assets of the Company or merge with or into another company, or liquidate the Company (provided that if less than 45,000 shares of the Series E Convertible Preferred Stock are then outstanding and the then holders of Series E Convertible Preferred Stock refused to consent to such a transaction, we may at our option, in connection with consummating such a transaction, redeem all, but not less than all, of such Series E Convertible Preferred Stock at a redemption price per share equal to the amount the Series E Convertible Preferred Stock would receive upon a liquidation); or

•	change the authorized number of directors of our Board of Directors.

•	For so long as at least 90,000 shares of Series E Convertible Preferred Stock are outstanding we cannot, without the approval of at least 66 2/3% of the shares of Series E Convertible Preferred Stock then outstanding:

•	authorize or issue any capital stock with rights senior to or equal to the Series E Convertible Preferred Stock or securities convertible or exchangeable into such capital stock;

•	amend or alter any outstanding options, rights or warrants in a manner that reduces or that has the effect of reducing the per share exercise price for any outstanding options, rights or warrants;

•	authorize or issue any debt securities of the Company or any of its subsidiaries, other than debt under the existing revolving lines of credit as of March 19, 2004 or the replacement thereof on substantially similar terms, except that we may issue additional debt up to $1,000,000 in the aggregate in the ordinary course of business and may incur trade payables in the ordinary course of business;

•	purchase, redeem, or otherwise acquire any of the Company’s capital stock, other than the redemption of the Series E Convertible Preferred Stock;

•	enter into an acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries;

•	sell or lease assets of the Company or any of its subsidiaries, except in the ordinary course of business;

•	declare or pay any cash dividends or make any distributions on any of our capital stock, other than on the Series E Convertible Preferred Stock;

•	authorize the payment of, or pay to any individual employee of the Company, cash compensation in excess of $500,000 per annum; or

•	enter into any transaction (or series of transactions), including loans, with any employee, officer or director of the Company or to or with his, her or its affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving $50,000 or more per year individually or $250,000 or more per year in the aggregate.

•	For so long as at least 130,000 shares of Series E Convertible Preferred Stock are outstanding we cannot, without the approval of the holders representing 66 2/3% of the shares of Series E Convertible Preferred Stock then outstanding:

•	terminate or newly appoint the chief executive officer or president of the Company;

•	approve any annual capital expense budget if such budget provides for annual capital expenditures by the Company and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or

•	approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000.

(20)	The business address of Augustine Fund, L.P. is 141 West Jackson Blvd., Suite 2182, Chicago, Illinois 60604.

(21)	The business address for Mr. Gipson is 61 Broadway, New York, NY 10006.

(22)	The business address for Mr. Monoyios is 6 Stewart Drive, Short Hills, NJ 07078.

(23)	SF Capital Partners, Ltd. is a British Virgin Island company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Staro Asset Management, Mr. Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all shares owned by SF Capital Partners. The business address for Staro Asset Management, LLC is 3600 South Lake Drive, St. Francis, WI 53235.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Directors, Officers and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports filed. Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 2004 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons, except that Mr. David Asplund was late in reporting three transactions.
Certain Relationships and Related Transactions
      Effective August 31, 2004, the Company entered into a consulting agreement with Delano Group Securities LLC (“Delano”), a company owned and controlled by Mr. David Asplund, one of the Company’s directors. Under the terms of the agreement, Delano is to act as the Company’s financial advisor with respect to matters including capital formation and mergers and acquisitions. For its services the Company is obligated to pay Delano an initial one-time retainer of $10,000, a warrant to purchase 30,000 shares of common stock at $1.03 per share and ongoing retainer payments of $7,500 per month for the duration of the engagement. In addition, Delano will receive a commission of 5% on any capital raised through its direct efforts and a success fee for any merger or acquisition transaction facilitated by Delano. The success fee, which is payable in cash or stock at the Company’s option, will be equal to 5% of the first $5 million of transaction consideration, plus 2.5% of the next $5 million in transaction consideration and 1.5% of any transaction consideration in excess of $10 million, but the success fees are not to exceed $700,000 in total (except with respect to one specific transaction then under consideration, as to which such fees are capped at $2 million in total). Before entering into the consulting agreement with Delano the Board reviewed quotes from other investment banks and determined that the Delano agreement is fair and as favorable to the Company as if negotiated with an unaffiliated third party.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table summarizes the total compensation paid or awarded to each of our named executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2004 and for each of our fiscal years ended December 31, 2003 and 2002. No bonuses were earned during any of the fiscal years reported on the following table.

						Long Term
						Compensation
	Annual Compensation
						Securities
	Year			Other Annual		Underlying	All Other
Name and Principal Position	Ended	Salary(2)	Bonus	Compensation		Options (#)	Compensation(4)

John P. Mitola	12/31/04	$247,396	—	$6,600	(3)	—	$8,294
our chief executive officer	12/31/03	$233,844	—	$6,600	(3)	750,000	$3,552
	12/31/02	$337,821	—	$6,600	(3)	—	$8,079
Jeffrey R. Mistarz	12/31/04	$207,812	—	—		—	$6,084
our chief financial officer	12/31/03	$159,070	—	—		400,000	$8,312
and treasurer	12/31/02	$172,308	—	—		—	$7,945
Denis Enberg(1)	12/31/04	$193,594	—	—		50,000	—
our senior vice president	12/31/03	$160,417	—	—		—	$759
of engineering	12/31/02	$175,000	—	—		—	$948
Eugene Borucki(1)	12/31/04	$144,375	—	—		10,000	—
President of Great Lakes	12/31/03	$128,333	—	—		—	$759
Controlled Energy	12/31/02	$140,000	—	—		—	$759

(1)	Messrs. Enberg and Borucki are not executives officer of the Company but are included for purposes of compensation disclosure.

(2)	Certain employees of the Company, including Messrs. Mitola, Mistarz, Enberg and Borucki voluntarily reduced their salaries for all of 2003 and a portion of 2004.

(3)	This represents a monthly auto allowance of $550 for Mr. Mitola.

(4)	Amounts of All Other Compensation are the amounts paid for long-term disability insurance for the Named Officers and the cost of life insurance for Messrs. Mitola and Mistarz.
2004 Option Grants
      The following table sets forth information regarding stock option grants made to each of the above named executive and principal officers during the fiscal year ended December 31, 2004.

Potential Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of Stock
	Shares	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted (#)	Period	($/Share)	Date	5%	10%

John P. Mitola	—	—	—	—	—	—
Jeffrey R. Mistarz	—	—	—	—	—	—
Denis Enberg	50,000	6.7%	$1.15	12/27/2014	$36,161	$91,640
Eugene Borucki	10,000	1.3%	$1.15	12/27/2014	$7,232	$18,328

Option Values
      The following table sets forth information regarding the number and value of unexercised options held by each of the above named executive and principal officers as of December 31, 2004. None of our named executive or principal officers hold any stock appreciation rights and none of them exercised any options during the fiscal year ended December 31, 2004.

	Number of Shares
	Underlying Unexercised		Value of Unexercised
	Options at December 31,		In-the-Money Options
	2004 (#)		at December 31, 2004 ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John P. Mitola	1,500,000	250,000	$198,750	$98,750
Jeffrey R. Mistarz	466,667	133,333	$64,000	$32,000
Denis Enberg	100,001	149,999	—	$4,500
Eugene Borucki	100,001	109,999	—	$900
Securities Under Equity Compensation Plans
      The following information reflects certain information about our equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in column (a))

Equity compensation plans approved by security holders(1)	1,886,500	$1.19	413,500
Equity compensation plans not approved by security holders(2)(3)	9,330,515	$3.67	—

Total	11,217,015	$3.26	413,500

(1)	The 2001 Employee Stock Incentive Plan (“Plan”) was approved by the Company’s stockholders at the 2001 Annual Meeting of Stockholders. The Plan called for 800,000 shares of the Company’s Common Stock be reserved for issuance upon approval of the Plan by the Company stockholders and additional reserves of 500,000 shares of the Company’s Common Stock on each January 1, beginning January 1, 2002.

(2)	Prior to the adoption of the 2001 Employee Stock Incentive Plan, the Company had granted to certain of its employees stock options on a discretionary basis. These grants were not made pursuant to any formal plan. Grants made to employees pursuant to this method were discontinued following adoption of the Plan.

(3)	The Company grants stock options to its non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.
Stock Options and Incentive Compensation
      During the Company’s annual meeting of stockholders held on August 30, 2001, our stockholders approved the adoption of the 2001 Stock Incentive Plan (the “Plan”), which provides that up to 800,000 shares of the Company’s Common Stock, par value $0.0001, may be issued under the Plan to certain employees of the Company or any of its subsidiaries and to consultants and directors who are not employees.

In addition, the Plan provides for an additional number of shares of Common Stock to be reserved for issuance under the Plan on January 1 of each succeeding year, beginning January 1, 2002, in an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock, or (ii) 500,000 shares. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of Common Stock. Approximately 27 employees and officers of the Company are currently eligible to participate in the Plan.
      As of December 31, 2004, there were 2,300,000 shares of Common Stock reserved under the Plan. The Company granted options to purchase 741,500 under the Plan during 2004, and options to purchase 1,886,500 shares were outstanding under the Plan as of December 31, 2004. Only the directors’ options described under “Compensation of Directors” were granted outside of the Plan during 2003 or 2004. No grants of shares or stock appreciation rights have been made under the Plan.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
John Mitola
      Effective January 1, 2003, we entered into a new employment agreement with John Mitola for a three-year period ending on December 31, 2005. This agreement, which is structured to place more emphasis on achieving important corporate milestones, reduced Mr. Mitola’s base salary to $250,000 per year, but provides for a discretionary bonus of up to one hundred percent of his annual salary payable if he meets or exceeds certain annual goals as established by the Board of Directors, and a guaranteed bonus of $250,000 upon the achievement of two consecutive calendar quarters of positive net income by the Company (such net income to be that as reflected in the Company’s quarterly reports filed with the Securities and Exchange Commission). The agreement also provides for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Mitola’s business-related expenses.
      As part of the employment agreement, we granted to Mr. Mitola an option to purchase 750,000 shares of our Common Stock at a price per share of $0.845, which is equal to the average closing price of the Company’s Common Stock as measured over the thirty (30) trading day period prior to the effective date of the contract. The option granted vests in amounts of 250,000 shares on each December 31st of 2003, 2004 and 2005, except on a change of control in which case all the options will immediately vest. Except as specifically set forth in the employment agreement, such options are governed by the Company’s 2001 Stock Incentive Plan.
      The employment agreement imposes on Mr. Mitola non-competition, non-solicitation and confidentiality obligations.
Jeffrey Mistarz
      Effective January 1, 2003, we entered into a new employment agreement with Mr. Mistarz for a three-year period ending on December 31, 2005. This agreement provides for an annual base salary of $175,000 through December 31, 2003, which increased to $210,000 effective January 1, 2004 through December 31, 2005. In addition, Mr. Mistarz is eligible to participate in an annual bonus plan with certain other management employees. The new agreement provides Mr. Mistarz with options to purchase 400,000 shares of our Common Stock at a price of $1.00 per share, which options vest 133,334 shares on December 31, 2003 and 133,333 shares each on December 31, 2004 and 2005, except on a change of control in which case all the options will immediately vest. Except as specifically set forth in the employment agreement, such options are governed by the Company’s 2001 Stock Incentive Plan.
      The employment agreement imposes on Mr. Mistarz non-competition, non-solicitation and confidentiality obligations.

COMPENSATION COMMITTEE REPORT
      The Compensation Committee of the Company’s Board of Directors (the “Committee”) has the authority to set the compensation of the Company’s Chief Executive Officer and all executive officers and makes the following report for the year 2004. The Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Committee administers the Company’s 2001 Stock Incentive Plan. In addition, the Committee has responsibility for the review and approval of the Management Incentive Program(s) to be in effect for the Chief Executive Officer, executive officers and key employees each fiscal year. The Committee is comprised of three independent, non-employee directors who had no interlocking relationships as defined by the Securities and Exchange Commission.
      General Compensation Philosophy. The Company operates in the competitive and rapidly changing power technology industry. The Committee strives to maintain compensation programs that allow the Company to respond to the competitive pressures within this industry. The Committee’s compensation philosophy is to offer compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success, and enhancements to Stockholder value. These compensation opportunities are intended to be competitive within this industry and enable the Company to attract, retain and motivate the management talent necessary to achieve the Company’s overall business objectives and ensure the Company’s long-term growth.
      Compensation Components. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation opportunity conditioned upon the Company’s performance (“at risk”), as well as his or her contribution to the Company meeting its objectives. The Committee has attempted to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. The Company’s executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and (iii) long-term incentives. The second and third elements constitute the “at risk” portion of the Company’s overall compensation program.
      Base Salary. The Committee periodically reviews each executive officer’s base salary. In setting the base salaries of executive officers, the Committee takes into consideration many factors, including the officer’s individual performance, the Company’s performance in achieving its business goals, and the salary levels for individuals with comparable skills and experience for which the Company competes for management talent. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The relative weight given to each factor varies with each individual in the sole discretion of the Committee.
      Annual Management Incentive Bonus. All executive officers are eligible to participate in the Company’s management incentive bonus program. At the beginning of each year, the Committee establishes objectives for the management incentive bonus program drawn from the fiscal year business plan approved by the Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the executive officers. The bonus plan has a threshold level of performance that the Company must achieve before any bonuses will be awarded. The bonus amounts payable to each executive officer are then determined by considering the Company’s performance and individual’s performance. Due to the Board’s desire to preserve cash, this aspect of the overall executive compensation program has been de-emphasized in recent years in favor of a larger equity component.
      Long-Term Incentive Program. The Company’s long-term incentive program consists of a stock option plan. The Committee views the granting of stock options as a significant method of aligning management’s long-term interests with those of the stockholders, which bring into balance short and long-term compensation with the Company’s goals, fostering the retention of key executive and management personnel, and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria which include an individual’s current position with the Company, total compensation, unvested stock options, the executive’s performance in the recent period, expected contributions to the achievement of the Company’s long-term performance goals, and current competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Committee’s discretion. After giving consideration to the criteria deemed relevant by the Committee, including prior option grants made to Company executives, a competitive analysis of the Company’s option program and overall compensation programs against the programs of companies of similar size and industry, and the recommendations of the Company’s management, the Committee approved the stock option grants to the executive officers listed in the Summary Compensation Table set forth in the 2004 Option Grants table. These stock options were granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable over three years and have a term of ten years.
      Chief Executive Officer Compensation. At the beginning of 2003, the Committee reviewed Mr. Mitola’s overall compensation package as part of the renegotiation of his employment agreement. Consistent with the compensation philosophy outlined above, the Committee decided to restructure Mr. Mitola’s compensation package to place more of it at risk and to better align it with stockholder objectives for the Company. As a result, his base salary was reduced from $350,000 per year to $250,000 per year, but he was awarded options to purchase 750,000 shares of Company stock at the then current 30-day average closing market price. These options vest equally over the three-year term of the employment contract. In addition, the Committee provided that Mr. Mitola would be eligible for a $250,000 cash bonus, payable in ten monthly installments, upon the Company reporting two consecutive calendar quarters of positive net income. Mr. Mitola is also eligible to participate in any annual management incentive programs established by the Committee.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert D. Wagner, Jr., Chair
Robert J. Manning
Gerald A. Pientka
Compensation Committee Interlocks and Insider Participation
      Robert J. Manning, Gerald A. Pientka and Robert D. Wagner serve on the Compensation Committee. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. During 2004, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity that has an executive officer who serves on the Board of Directors or Compensation Committee of the Company.

COMMON STOCK PERFORMANCE GRAPH
      The following graph compares the performance of the Company’s Common Stock to that of the Dow Jones Electric Component & Equipment Index and the Russell 3000. The Company’s Common Stock began trading on the American Stock Exchange on December 12, 2000. Quotes for the Company’s Common Stock for year-ends prior to 2000 are not available.
CUMULATIVE TOTAL RETURN
Based on an Initial Investment of $100 on December 31, 2000
with Dividends Reinvested

	Cumulative Total Return(1)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Electric City Corp.	$100.00	$41.67	$25.67	$78.67	$41.33

Dow Jones Electric Components & Equipment Index	$100.00	$70.33	$41.69	$68.09	$61.12

Russell 3000	$100.00	$87.38	$67.45	$86.82	$95.57

(1)	Assumes an investment of $100 in the Company’s Common Stock and each index on December 31, 2000, with reinvestment of dividends.

INDEPENDENT PUBLIC ACCOUNTANTS
      The firm of BDO Seidman, LLP (“BDO”) audited our financial statements for the fiscal year ended December 31, 2004, and the Board of Directors, at the recommendation of the Audit Committee, intends to continue the services of this firm for the fiscal year ending December 31, 2005. It is expected that representatives of BDO will be present at the Stockholders meeting and will be available to respond to questions. Representatives of BDO will also be given an opportunity to make a statement if they desire to do so.
Principal Accountant Fees and Services
      The following table summarizes the total fees paid to our principal accounting firm, BDO for professional services provided during the twelve-month periods ended December 31, 2004 and December 31, 2003:

	2004	2003

Audit fees(1)	$57,075	$80,638
Audit-related fees(2)	$54,971	$20,000
Tax fees(3)	$10,690	$5,800
All other fees(4)	$700	—

Total	$123,436	$106,438

(1)	Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of financial statements included in our quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but not included in item 1 above. These services included the review of various registration statements filed during 2004 and 2003 and filings related to the sale of our Power Management business.

(3)	Tax services fees consist of professional fees billed for products and services rendered by BDO for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed by BDO for services other than those listed in categories 1 thru 3 above.
      It is the policy of our Audit Committee to pre-approve all audit and non-audit services provided by BDO. Our Audit Committee considered whether the use of BDO’s services other than for the annual audit and quarterly reviews in any way impairs their independence and has concluded that it does not. No services were performed by BDO prior to receiving approval from the Audit Committee.
AUDIT COMMITTEE REPORT
      The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed periodically for adequacy by the Audit Committee. The directors who serve on the Audit Committee have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations and the American Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with the Company that may interfere with the director’s independence from the Company and its management. Copies of the Audit Committee’s charter a can be viewed on the Company’s website at www.elccorp.com.
      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and their reporting process, including the systems of internal controls. In fulfilling their oversight responsibilities, the Committee has reviewed and discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Company’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.
      Management is responsible for the Company’s internal controls and the financial reporting process. BDO, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes.
      The Audit Committee received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO the issue of its independence from the Company.
      Based on the Audit Committee’s review of the audited financial statements and its discussions with management and BDO noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Committee recommended to the Board of Directors the selection of BDO as the Company’s independent auditor.

MEMBERS OF THE AUDIT COMMITTEE

Robert D. Wagner, Jr., Chair
John C. Bukovski
Gerald A. Pientka

MISCELLANEOUS AND OTHER MATTERS
Stockholder List
      For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at Electric City’s principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the meeting.
Other Business
      The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our enclosed Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.
Incorporation by Reference
      The Report of the Audit Committee, the Report of the Compensation Committee, and the Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference. The Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2005 is incorporated herein by reference.
Financial Statements
      We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2004, which includes our Annual Report on Form  10-K for such period that we filed with the SEC, incorporated herein by reference. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007, Attention: Chief Financial Officer.

BY ORDER OF THE BOARD OF DIRECTORS,
Robert J. Manning
Chairman of the Board of Directors
Elk Grove Village, Illinois
March 31, 2004
YOU ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007-2410

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and Denis Enberg and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Wednesday, May 4, 2005, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

      THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)	SEE REVERSE SIDE

▲          FOLD AND DETACH HERE          ▲

ELECTRIC CITY CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ●

[	]

The Board of Directors unanimously recommends that you vote FOR all nominees listed in Proposal 1 and FOR Proposal 2 and 3.

		For	Withhold
1.	Election of Directors:	All	All
	(Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee’s name below)	m	m

David R. Asplund	John P. Mitola
John C. Bukovski	Gerald A. Pientka
Robert J. Manning	Michael S. Stelter

2.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of capital stock from 125,000,000 to 205,000,000 and its authorized shares of Common Stock from 120,000,000 to 200,000,000.	For m	Against m	Abstain m

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof	For m	Against m	Abstain m

Date: , 2005

Signature	Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

▲          FOLD AND DETACH HERE          ▲

PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007-2410

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and Denis Enberg and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Series E Convertible Preferred Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Wednesday, May 4, 2005, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

      THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)	SEE REVERSE SIDE

▲          FOLD AND DETACH HERE          ▲

ELECTRIC CITY CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ●

[	]

The Board of Directors unanimously recommends that you vote FOR Proposal 2 and 3.

INSTRUCTION: This Proxy is to be voted by certain stockholders who are holders of shares of Series E Convertible Preferred Stock of the Company, which preferred stock has rights that enable such holders to vote their preferred stock on an as-converted basis. Each share of Series E Convertible Preferred Stock is convertible into one hundred shares of the Company’s common stock. On March 7, 2005, which is the date of record for stockholders to vote at the Company’s Annual Meeting, the holders of the Company’s Series E Convertible Preferred Stock comprised the following:

• David Asplund	• Richard Kiphart
• Augustine Fund, LP	• Nikolaos D. Monoyios
• Cinergy Ventures II, LLC	• Leaf Mountain Company, LLC
• John Donohue	• SF Capital Partners, Ltd.
• Robert L. Gipson	• Technology Transformation Venture Fund, LP
• John Thomas Hurvis Revocable Trust	• David W. Valentine

Each of the aforementioned holders may cast their vote for Proposal 2 and 3 but cannot cast a vote with respect to Proposal 1 – Election of Directors.

2.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of capital stock from 125,000,000 to 205,000,000 and its authorized shares of Common Stock from 120,000,000 to 200,000,000.	For m	Against m	Abstain m

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof	For m	Against m	Abstain m

Date: , 2005

Signature	Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

▲          FOLD AND DETACH HERE          ▲

PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.